Exhibit 99.2

Investor P r e s en t a tion N o v embe r 2 021

WATCH OUR BRAND VIDEO AT: INTRO.MANSCAPED.COM

This presentation (this “Presentation”) is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between Manscaped Holdings, LLC and its subsidiaries (“Manscaped”) and Bright Lights Acquisition Corp. (“Bright Lights”) and related transactions (the “Business Combination”) and for no other purpose. By reviewing or reading this Presentation, you will be deemed to have agreed to the obligations and restrictions set out below. Without the express prior written consent of Bright Lights and Manscaped, this Presentation and any information contained within it may not be (i) reproduced (in whole or in part), (ii) copied at any time, (iii) used for any purpose other than your evaluation of Manscaped or (iv) provided to any other person, except your employees and advisors with a need to know who are advised of the con f identiality of the information. This Presentation supersedes and replaces all previous oral or written communications between the parties hereto relating to the subject matter hereof. This Presentation and any oral statements made in connection with this Presentation do not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in connection with the Business Combination or any related transactions, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. This Presentation does not constitute either advice or a recommendation regarding any securities. Any offer to sell securities will be made only pursuant to a de f initive subscription agreement (a “Subscription Agreement”) and will be made in reliance on an exemption from registration under the Securities Act of 1933, as amended, for offers and sales of securities that do not involve a public offering. Bright Lights and Manscaped reserve the right to withdraw or amend for any reason any offering and to reject any Subscription Agreement for any reason. The communication of this Presentation is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. No representations or warranties, express or implied, are given in, or in respect of, this Presentation. Industry and market data used in this Presentation have been obtained from third - party industry publications and sources as well as from research reports prepared for other purposes. Neither Bright Lights nor Manscaped has independently veri f ied the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. This data is subject to change. Recipients of this Presentation are not to construe its contents, or any prior or subsequent communications from or with Bright Lights, Manscaped or their respective representatives, as investment, legal or tax advice. In addition, this Presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of Manscaped or the Business Combination. Recipients of this Presentation should each make their own evaluation of Manscaped and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. Forward Looking Statements Certain statements included in this Presentation are not historical facts but are forward - looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward - looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward - looking. These forward - looking statements include, but are not limited to, statements regarding estimates and forecasts of other f inancial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identi f ied in this Presentation, and on the current expectations of Manscaped’s management and are not predictions of actual performance. These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a de f initive statement of fact or probability. Actual events and circumstances are dif f icult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of Manscaped. Some important factors that could cause actual results to differ materially from those in any forward - looking statements could include changes in domestic and foreign business, market, f inancial, political and legal conditions. These forward - looking statements are subject to a number of risks and uncertainties, including but not limited to: the inability of the parties to successfully or timely consummate the Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company; failure to realize the anticipated bene f its of the Business Combination; risks relating to the uncertainty of the projected f inancial information with respect to Manscaped; reductions in discretionary consumer spending, including as a result of global and regional economic downturns; risks relating to relationships with retail customers, retailers and distributors, and the use of third - party manufacturers; damage to Manscaped’s brand reputation; the failure of Manscaped to maintain and grow its business; and disruption of Manscaped’s relationships with its customers, suppliers, business partners and others resulting from the announcement of the Business Combination. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Bright Lights’ Annual Reports on Form 10 - K, Quarterly Reports on Form 10 - Q, the registration statement on Form S - 4 discussed below and other documents f iled by Bright Lights from time to time with the U.S. Securities and Exchange Commission (the “SEC”). There may be additional risks that neither Bright Lights nor Manscaped presently know or that Bright Lights and Manscaped currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements. In addition, forward - looking statements re f lect Bright Lights’ and Manscaped’s expectations, plans or forecasts of future events and views as of the date of this Presentation. Bright Lights and Manscaped anticipate that subsequent events and developments will cause Bright Lights’ and Manscaped’s assessments to change. However, while Bright Lights and Manscaped may elect to update these forward - looking statements at some point in the future, Bright Lights and Manscaped speci f ically disclaim any obligation to do so. These forward - looking statements should not be relied upon as representing Bright Lights’ and Manscaped’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward - looking statements. Use of Data The information, data and statistics contained herein are derived from various internal (including data that Manscaped has internally collected) and external third party sources. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any information, data or statistics on past performance or modeling contained herein is not an indication as to future performance. Bright Lights and Manscaped assume no obligation to update the information in this presentation. Trademarks Bright Lights and Manscaped own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This presentation may also contain trademarks, service marks, trade names and copyrights of third - parties, which are the property of their respective owners. The use or display of third - parties’ trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with Bright Lights or Manscaped, or an endorsement or sponsorship by or of Bright Lights or Manscaped. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this presentation may appear without the TM, SM, ® or © symbols, but such references are not intended to indicate in any way that Bright Lights or Manscaped will not assert to the fullest extent under applicable law their respective rights or the rights of the applicable licensor(s) to these trademarks, service marks, trade names and copyrights. 3

# Disclaimer

**Use of Projections**

The projections, estimates and targets in this Presentation are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Bright Lights' and Manscaped's control. While all projections, estimates and targets are necessarily speculative, Bright Lights and Manscaped believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in such projections, estimates and targets. The inclusion of projections, estimates and targets in this Presentation should not be regarded as an indication that Bright Lights and Manscaped, or their respective representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events.

**Financial Information; Non-GAAP Financial Measures**

The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement or registration statement to be filed by Bright Lights or Manscaped with the SEC. Some of the financial information and data contained in this Presentation, such as Adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles ("GAAP"). These non-GAAP measures, and other measures that are calculated using such non-GAAP measures, are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP.

Bright Lights and Manscaped believe these non-GAAP measures of financial results, including on a forward-looking basis, provide useful information to management and investors regarding certain financial and business trends relating to Manscaped's financial condition and results of operations. Manscaped's management uses these non-GAAP measures for trend analyses, for purposes of determining management incentive compensation and for budgeting and planning purposes. Bright Lights and Manscaped believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Manscaped's financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. The management of Bright Lights does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP.

However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Manscaped's non-GAAP measures may not be directly comparable to similarly-titled measures of other companies. See the footnotes on the slides where these measures are discussed and the Appendix for definitions of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

**Important Information for Investors and Stockholders**

Bright Lights and Manscaped and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Bright Lights' shareholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of Bright Lights' directors and officers in Bright Lights' filings with the SEC, including Bright Lights' Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 31, 2021. To the extent that holdings of Bright Lights' securities have changed from the amounts reported in Bright Lights' Annual Report on Form 10-K, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Bright Lights' shareholders in connection with the Business Combination will be set forth in the proxy statement/prospectus filed as part of the Registration Statement on Form S-4 for the Business Combination, which is expected to be filed by Bright Lights with the SEC.

This Presentation is not a substitute for any registration statement or for any other document that Bright Lights or Manscaped may file with the SEC in connection with the Business Combination. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of other documents filed with the SEC by Bright Lights through the website maintained by the SEC at www.sec.gov.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

4 | MANSCAPED

See Appendix page 6 0 - 61 f or de t ailed biogr aphi es . K e vin D a t oo President Paul Tran Founder & CEO Phillip Unthank CFO Mike Mahan CEO Allen Shapi r o N on - E x ecuti v e Co - Chairman John Howard N on - E x ecuti v e Co - Chairman H ahn Lee CFO 5

I. Opportunity Overview II. Business Overview III. Strategy & Growth Plan IV. Transaction Summary & Valuation V. Appendix 6

I. Opportunity Overview

# Bright Lights Overview

BRIGHT LIGHTS
ACQUISITION CORPORATION

Bright Lights Acquisition Corp. (Nasdaq:BLTSU) is a $230M publicly traded Special Purpose Acquisition Company (SPAC)

Combination must occur within 24 months of its IPO, which was completed on January 11, 2021

## Proven Value Creation

Exceptional track record as both operators and investors

Bright Lights' Board and Management collectively have 100+ years of experience across media and consumer products with an emphasis on celebrity partnerships

6 consecutive years of record revenue and EBITDA at dick clark productions

## Relevant Track Record

Strong track record of delivering returns for investors and partners

Reputation for successful creation and enhancement of branded products

Strong returns in partnership with celebrity

## Highly Experienced Independent Directors


Peter Guber


Ciara Wilson


Mark Shapiro


Selena Kalvaria

See Appendix page 61 for detailed biographies on Independent Directors.

8 | MANSCAPED

# Investment Highlights

## Category Creator

Manscaped™ created the market for men's below-the-waist grooming and is a defining lifestyle brand in men's personal care

Unique brand value and high customer loyalty supported by impressive marketing reach and innovative products

## Compelling & Scalable Business Plan

Impressive growth and product margin profile supported by strong unit economics

Digitally native, omni-channel platform with high level of repeat purchase, including fast-growing subscription program

## Multiple Paths to Growth

Continue global expansion plan based on demonstrated success

Penetrate large and underserved addressable groin grooming market

Massive growth potential going beyond the groin into overall men's personal care

9 | MANSCAPED

II. Business Overview

H air F ace B ody G r oin WE BELIEVE MEN’S SELF - CARE IS A MASSIVE OPPORTUNITY AND THAT NO ONE ELSE DOES IT WELL 11

4M 12 Trimmers deployed to date Already socially required Male grooming habits are growing exponentially all over the world With over 4M trimmers sold to date, Manscaped Œ has achieved scale and yet has reached less than 5% of the U.S. target audience (1) U.S. population data per U.S. Census Bureau, 2018 (2) Global market size from World Population Prospects, 2019 (3) Income adjusted population calculated by f iltering World Population Prospects statistics by High and Upper - Middle Income countries, men aged 20 - 54 (4) KPMG report commissioned by Bright Lights 4 3 , 00 0 , 000 (1) U.S. male millennials 8 0 , 00 0 , 000 (1) U.S. men ages 18 to 54 90 0 , 00 0 , 00 0 (2,3) 70% of men are al r e ady manscaping (4) Men ages 18 to 54 worldwide (Income adjusted) (3)

43,000,000 U . S . male millennials 4M $ 7 0B Global Men’s Grooming Market 13 (1) 90 0 , 00 0 , 00 0 (2,3) Men ages 18 to 54 worldwide (Income adjusted) 8 0 , 00 0 , 000 (1) U.S. men ages 18 to 54 (4) (1) U.S. population data per U.S. Census Bureau, 2018 (2) Global market size from World Population Prospects, 2019 (3) Income adjusted population calculated by f iltering World Population statistics by High and Upper - Middle Income countries, men aged 20 - 54 (4) G r ooming m ar k et si z e per S t a tis t a

The category that Manscaped™ created

Existing trimmer market

Personal groin care trimmer market

### Not designed for groin

You're not going to go out for someone to trim your nether regions

### Personal Care Activity

You won't be going to a professional for groin care. You'll be grooming your groin at home, and you'll need a dedicated, specifically designed tool.

# Manscaped™'s Lawn Mowers are like toothbrushes, everyone needs it, no one wants to share it.

With over 900,000,000 men in the world, many who do not have a personal groin trimmer, there is vast potential for further exponential growth.

> As millennials and Gen-Z males get older, manscaping becomes a socially required grooming habit.

— Paul Tran
Founder, Manscaped™

15 | MANSCAPED

# Elevating the male grooming experience

Manscaped™'s core trimmer product is thoughtfully designed for groin grooming

**SkinSafe™ Technology**

Proprietary SkinSafe™ Technology helps prevent nicks, snags and tugs

**Waterproof**

Enables convenient wet or dry operation and easy clean

**Charging Dock**

Cordless, rechargeable


MANSCAPED

## THE LAWN MOWER 4.0



**Snap-In™ Replaceable Blade**

**Smart Design**

LED light and no-slip grip for total control

**7,000 RPM Motor**

Powers a dual-edge, 360-degree rotary stainless steel blade system

**QuietStroke™ Technology**

16 | MANSCAPED

# We started by creating premium products...

## Patented, innovative trimmer designs


MANSCAPED

+

## Premium packaging


MANSCAPED
THE LAWN MOWER 4.0

+

## Proprietary formulations


CROP PRESERVER
MANSCAPED
CROP CLEANSER
MANSCAPED
CROP EXFOLIATOR
MANSCAPED

**LAWN MOWER** ★★★★★

Wow! This works so well and doesn't nick or cut any sensitive bits at all. I've never seen a razor cut through hair so easily, it cuts through thick hair, long hair, short hairs, all hairs, like a lawnmower!

*- Amazon Customer*

**WEED WHACKER** ★★★★★

Great hair trimmer - for nose or ear hair. Quiet and effective. Would highly recommend. Same sleek look as the other Manscaped products.

*- Amazon Customer*

**CROP PRESERVER** ★★★★★

I didn't know what I was missing. I was contemplating whether or not to get the subscription so its only $10 a month. But I think I might. THIS STUFF IS AWESOME!

*- Amazon Customer*


MANSCAPED[2]
Net Promoter Score
50
Would not recommend
Highly recommend

(1) Customer Guru
(2) Company NPS score based on 2020 internal surveys; NPS has a range of -100 to +100

17 | MANSCAPED

Male Grooming Brand • Aided Awareness Dec 2019 Feb 2020 Aug 2020 Dec 2020 4 1 . 8% 2 7 . 4% 1 8 . 6% 1 1 . 0 % OUR MARKETING IS TRULY RESONATING AND OUR BRAND A W A R E N E S S PROVES IT. 18

Q3 19 Q4 19 Q1 2 0 Q2 20 Q3 20 Q4 20 Q1 21 Q2 21 Q3 21 Q4E 21 $290 $ 2 85 $ 2 6 4 $ 2 4 7 $1 6 4 $127 $ 8 4 $ 65 $ 46 $ 33 $ 2 2 $13 $6 $4 $3 $ in millions We built a lifestyle brand that can own full body men’s self care. We are the category creator and market leader with our f irst entry product: groin care routine. Largely Direct - To - Consumer (D2C), supported by omni - channel capabilities. Laid proof points for the future: products beyond the groin and international $211 19 Q1 18 Q2 18 Q3 18 Q4 18 Q1 19 Q2 19 (1) TTM revenue re f lects trailing twelve months of net revenue (1)

Q4 22 Q1 23 Q2 23 Q3 23 Q4 23 $508 $480 $455 $425 $386 $348 $ 3 1 9 $ 3 02 $290 $ in millions 20 Q4 21 Q1 22 Q2 22 Q3 22 (1) TTM revenue re f lects forecasted trailing twelve months net revenue over time (1)

21

ID E A TION VID E OGRAPHY AD B U Y I N G SCRIPTING POST INFLUENCER MAN A GEMENT 22

(1) Y ou t ube video vi e w s t a tistic s a s o f Ju l y 1 3 , 2 0 21 (2) KPMG r epo r t commi s sioned b y B rig h t L ig h t s 4 . 3 34 . 9 0.8 1.4 2.0 3.7 1 . 4 1 3 .2 1 4 .2 25.0 26.0 1 7 . 9 + 95% + 4% + 8% + 2 0 4% + 8 9% + 7 9 % LTM April 2020 LTM April 2021 emails s ent Ad impressions served in 2020 Total press hits in 2020 M edia Outlet s Partnerships 49 100 1 0 4 1 8 7 1 8 9 1 91 2 3 7 5 00 Instagram Followers as of July 2021 (000s) 23 Total Website Visits – U.S. (Millions) (2) Rob Gronkowski Campaign Premiered Sep - 2020 9.3M YouTube views (1) Ask The Grooming Guru Premiered Nov - 2019 20.8M YouTube views (1)

‘ R O I BRAND EQUITY PERFORMANCE BRAND AWARENESS BRAND EQUITY BRAND LOYALTY

M a n s c a p e d Œ at P e n n S t a t i o n

Manscaped Œ voice works with a diverse set of consumers Multi - Year Marketing Partnership Manscaped Œ Named “Of f icial Electric Trimmer of UFC” 27

Manscaped Ρ saves balls from cuts and nicks Helps save lives by raising awareness In Audience Reach In f luence r s “Check Yourself” Video won the 2020 Shorty Social Good Award for Best Comedy video Increase in TCS Web Traf f ic 28 (1) (2) (3) (4) (1) Internal company data (2) Google Analytics (3) Internal company data (4) https://shortyawards.com/5th - socialgood/we - save - balls

Most companies focus on either devices or wet products; Manscaped Ρ looks to solve for men’s needs holistically The Lawn Mower Groin Trimmer system (device + replaceable heads) is our leading product 29

Since Day 1, Manscaped Ρ has believed in meeting customers where they shop: D2C, Marketplace and Retail Manscaped Ρ drives a majority of revenue via D2C by o ﬀ ering best combination of choice and value 2 0 1 9A 2 0 2 0A 2 021E U.S. Retail U.S. Marketplace U.S. D2C ($ in millions) 6 1% 2 4% 1 5 % RETAIL MARKETPLACE DIRECT TO CONSUMER 30 $139 $1 2 7 $ 49 $34 $19 $55 $36 $2 $ 2 2 8 $1 8 2 $ 65 $13

Our D2C website is the primary driver of new customer conversion 2.6M U.S. D2C customers to date Marketing initiatives drive visitation with high purchase intent — average of 2.3M visitors per month (1) 4% site conversion, 30% higher than e - commerce average (2) 4% SITE CONVE R SION RATE (1) Site visitation excludes Repeat Visitors, 2021 - 1H (2) Average e - commerce conversion rate from Invespcro.com 31

65% of Custome r s are 35+ The D2C custome r base is diverse 65+ 8% 55 - 65 12% 45 - 5 5 20% 35 - 45 26% 25 - 35 27% 18 - 25 8% Source: Gensus.ai (2017 – 12/1/2020). Reflects all U.S. customers. Often assumed just a young man’s game, manscaping is actually broadly adopted and growing among older men Geographic distribution tracks with population, highest indexing states include UT, ND, CO, NJ 32

# We focus on the groin grooming routine to drive an $90 initial purchase and adoption of our replenishment plan

Majority of D2C First Time Buyers (FTB) purchase a full groin routine Starter Set

70% of all FTB join the Peak Hygiene replenishment plan


MANSCAPED
64%
OF FIRST TIME BUYERS BUY A STARTER SET

Introduces customers to full groin routine

## First Time Buyer Initial Customer Status


Subscription Customers ($93 AOV)
On Demand Customers ($80 AOV)
70%
30%

Quarterly "Peak Hygiene" subscription is most popular option

33 | MANSCAPED

# Our Peak Hygiene Plan unlocks choice, value and simplicity for our members


MANSCAPED
THE PEAK HYGIENE
NOW LIVE
Platinum Warranty

## Stay Sharp

With regular replacement blades, your Manscaped™ tools will be like new, every time.

## You're in Charge

Pick any two base products you like – a fresh blade, a refill of your favorites or try something new. It's the same $14.99 per shipment.

## Exclusive VIP Pricing

Add additional products to your replenishment box at member pricing – the lowest retail price on everything we sell!

## Platinum Warranty

With our new Platinum Warranty, we'll cover your Lawn Mower™ or Weed Whacker™ if anything goes wrong [(1)]

## Key Highlights

**Centered on staying sharp & sanitary:** provides ability to replace the blade on the core trimmer — a feature not available on most existing products

**Unlocking the power of choice:** expanding beyond popular "Free Gift" program to enable greater choice (10 core products to select from)

**Member exclusives:** Lowest pricing on additional products across the portfolio

**Safety and security:** protect your purchase if something goes wrong

*(1) Warranty limited to active Peak Hygiene Members with box shipped in past 90 days; limited to one claim per 12-month period*

34 | MANSCAPED

D2C business delivers strong, and growing, unit economics First Time Orders drive large and rising initial $90 AOV, growing at a 22% CAGR since 2019 70% of customers repeat 35 2 0 1 9A 2 0 2 0A 2 0 2 1E F TB R ep e a t ($ in Millions) 2 . 9 2.0 0.6 2 0 1 9 2 0 2 0 $ 90 $ 77 $6 0 22% CAGR First Time Buyer AOV 1 . 1 1 .2 0 . 7 A O V 2021* Orders (Millions) A O V 2 0 1 9 2 0 2 0 2021* Orders (Millions) $ 2 0 $ 1 9 $18 128% CAGR Repeat Orders in f irst year with average $1 6 0 of 2.9 shipments, driving Repeat Repeat $ 1 4 0 128% CAGR in repeat 20% 40% $1 2 0 shipments since 2019 $100 $ 8 0 Stable 50%+ gross $60 margins of D2C business $ 4 0 First Time Buyers First Time Buyers $20 80% 60% $0

Manscaped Ρ uses an on - brand experience within Amazon to capture demand created by its multi - media advertising e ﬀ orts Amazon & M a r k e t p l a c e s MANSCAPED Lawn Mower 3.0 Best selling men’s trimmer on Visitors to brand store in May 2021 Lawn Mower 3.0 ratings average rating with growth of Amazon revenue from 2019 to 2020 36

Headlined by a deep partnership with Target, Manscaped Ρ is currently live in ~3,500 U.S. retail doors Retail pa r tne r shi p s 3 5 0 DOO R S 1 , 8 0 0 DOORS 177 DOO R S 9 4 9 DOO R S 37

# The Manscaped™ Machine

Manscaped™ has built a highly successful and scalable marking and branding machine

Naturally propelled feedback loop

Replicable to non-groin-specific business and internationally

**New Products / Routines for Manscaped Customers**
EXPANSION BEYOND THE GROIN

**Groin Grooming Routine Category Creator**
THE RIGHT TOOL FOR THE JOB

**Lifestyle Branding**
INNOVATIVE AND CREATIVE MARKETING BUILDS CULT FOLLOWING

**Omnichannel Sales**
PRODUCTS AVAILABLE WHEREVER CUSTOMERS WANT THEM TO BUY

**Starter Sets**
BUNDLED PRODUCT OFFERING = PREMIUM AOV

**Peak Hygiene Plan**
SUBSCRIPTION OFFERING INCREASES REPEAT PURCHASES AND CUSTOMER INTERACTION


MANSCAPED

38 | MANSCAPED

III. Strategy & Growth Plan 39

## 1 Continue to dominate and grow the groin care category

We are only scratching the surface when it comes to male groin care.

## As the first player and leading brand within the men's groin grooming category, Manscaped™ can simply gain market share by attracting more customers

| | | |
|---|---|---|
| **+70%**[1] | U.S. men practice regular groin grooming | Highly serviceable potential customer base |
| **~20%**[1] | Currently use a groin-specific trimmer in the U.S. | Limited competitive pressures |
| **~65%**[1] | Would pay premium price for groin-specific trimmer | Strong willingness to buy |
| **120M**[1] | Total addressable market of U.S. men ages 15+ | Large number of potential customers in the U.S. alone |

*(1) KPMG report commissioned by Bright Lights*

40 | MANSCAPED

Manscaped Ρ has already earned the right to serve the entire men’s personal care routine with a successful track record of launching new products Core products increase the choice, and therefore value, of the Peak Hygiene Plan 2 Foot Duster Re f ined C ologne Weed Whac k er 2.0 Crop Cl e ans er B ody W ash 2 - in - 1 Shampoo & Conditioner Body Sp r a y Lip Balm C ologne Scent 2 Then Then As two of the world’s largest men’s lifestyle brands, Axe and Old Spice have become industry leaders across a varied product set outside of their original mission Established men’s grooming brands that are proven examples No w No w 41 S A L E S $2B + S A L E S $1B + Source: Euromonitor Deodorant

Similar to the groin routine approach, Manscaped Ρ will develop additional routines that combine a mix of higher priced durable goods and a suite of consumable products that are natural for replenishment 3 Nose Hair Trimmer New d e vice New device 2 - in - 1 Shampoo/ Conditioner New Product New P r oduct 42

532 7 8 582%+ YoY Growth Stage 1 International deployments have targeted regions with consumer behavior similar to the U.S. Initial success is compelling — International to comprise 20% of revenue in 2021, up from 0% in 2019 4 $ 6 2 . 4 $28.5 $0.1 119% YoY Growth 60%+ of international consumers practice regular groin grooming A ust r alia Germa n y C anada United Kingdom European Union B r azil China Singapo r e India South Africa U.A.E. 2 2 0 0 1 1 9 9 (1) KPMG report commissioned by Bright Lights 43 2 2 0 0 2 2 0 2021 2 0 2 0 - Q2 2 021 - Q2 (1) ~5% of international consumers currently use a groin - speci f ic trimmer (1) ~54% of international consumers would pay p r emium price f o ( 1 r ) g r oin - speci f ic trimmer

Markets including Brazil, India and China have large populations and exhibit similar grooming behaviors 4 % Willingness to Pay $40+ For a Groin - Speci f ic Trimmer US Stage 1 Countries Stage 2 Countries 46% 62% 6 5% % Men Likely / Very Like to Purchase Ancillary Groin Grooming Products US Stage 1 Countries Stage 2 Countries 4 4% 3 7% 3 5% % Purchase from Company Website (if preference is to buy online) US Stage 1 Countries Stage 2 Countries 4 5% 51% 21% % Regularly Groin Grooming US Stage 1 Countries Stage 2 Countries 5 5% 7 4% 7 4% (1) (1) KPMG report commissioned by Bright Lights 44 (1) (1) (1)

## Phase 1

Lead with the groin. Earn the customer's trust. Be the brand that created and defines the male grooming category, globally.

| | | | |
|---|---|---|---|
| Australia | Cyprus | Hungary | Poland |
| Canada | Czechia | Ireland | Portugal |
| UK | Denmark | Italy | Romania |
| New Zealand | Estonia | Latvia | Slovakia |
| Austria | Finland | Lithuania | Slovenia |
| Belgium | France | Luxembourg | Spain |
| Bulgaria | Germany | Malta | Sweden |
| Croatia | Greece | Netherlands | |

## Phase 2

Use groin care as the entry way to expand to the rest of the male body focusing on the premium product segment.

United States
Canada
Australia
UK

## Phase 3

Leverage the understanding of a new generation and the established global infrastructure to expand outside of the bathroom.

45 | MANSCAPED

The chart shows International and US revenue streams o ﬀ set by two years to allow for comparability of market evolution ($ in millions) 2021 International Revenue is comparable to 2019 US revenue, with similar splits between channels 0 50 100 1 5 0 2 00 2 5 0 2 018 2 0 2 0 2 021 2 023 2019 2021 US Net Revenue 2020 2022 Int. Net Revenue Year 4 Year 3 Year 2 Year 1 C A G R US 161% Int. 81% 46

($ in millions) y/y Growth % 2019 N / A 2020 2 2 4% 2021 3 8% 2022 3 3% 2023 32% $ 5 0 8 $3 8 6 $290 $211 $ 65 ($ in millions) $2 5 8 $1 8 7 $ 1 4 0 $105 ($ in millions) y/y Growth % 2019 N / A 2020 N / A 2021 - 3 6% 2022 1 2 6% 2023 7 4 0% $ 5 9 $ 7 $3 $5 ($2) 47 Manscaped Ρ ’s international revenue is projected to 33 % of mix by 2023 . Higher contribution from consumables. Gross margin was 50 % in 2020 . It is projected to be at this level 2021 - 2023. $38 Strong revenue growth 2019 2 0 2 0 2021 2022 2023 in higher margin retail y/y Growth % 388% 1 7 6% 33% 33% 38% channel. Accelerating EBITDA through operating leverage. Attains ~12% EBITDA margin by 2023.

IV. Transaction Summary & Valuation

Share Price (1) $1 0. 00 (x) Public, Sponsor and Rollover Shares 11 6 . 12 Share Price (1) $ 9 . 2 0 (x) PIPE Shares 8 . 15 Pro Forma Equity Value $ 1 ,236 Less: Pro Forma Cash (235) Pro Forma Enterprise Value $ 1 , 001 /‘22E Revenue 2 . 6x /‘22E Gross Pro f it 5 . 3x T r a n s a c t i o n summary (1) Current MANSCAPED Rollover Shares, Public Shares and Bright Lights Sponsor shares issued at $10.00. PIPE shares offered at $9.20 per share. (2) (1)Pro forma share count assumes no redemption by Bright Lights existing shareholders and includes 4.14 million Bright Lights Sponsor shares, 23.00 million Bright Lights public shares, 8.15 million PIPE investor shares, and 88.98 million issued to existing Manscaped shareholders. Pro forma share count does not include 18.1 million warrants (consisting of Bright Lights public warrants and private placement warrants) expected to be outstanding at closing. Pro forma share count also does not include earn - out shares until the stock price reaches $12.50 per share. (3) Shares issued are a combination of shares issued in exchange for shares of Manscaped, Inc. and shares that are convertible in exchange for Manscaped Holdings, LLC units. (4) Earn - out comprised of 39.3 million escrowed shares released at $12.50, $15.00 and $17.50 per share. Current Target Shareholders (rollover) 71.6% Public Sha r eholde r s 18.5% PIPE I n v e sto r s 6.6% Bright Lights Sponsor 3.3% Bright Lights to acquire MANSCAPED Ρ for an implied pro forma enterprise value of $1 billion. The transaction will result in an Up - C (umbrella partnership corporation) structure that will allow the continuing MANSCAPED Ρ holders to retain their equity ownership in MANSCAPED Ρ with certain holders holding super - voting units. Represents a pro forma multiple of 2.6x 2022E Revenue. Concurrent with the transaction, Bright Lights and Manscaped Ρ are seeking to raise up to $75 million in a PIPE at $9.20 per share. Use of proceeds to fund growth initiatives, unlock international expansion plans, product development and capitalize balance sheet for future f lexibility. Sources Cash Held in Trust $230 Issuance of Shares (2,3) $ 8 90 PIPE Proceeds $ 75 Total Souce of Funds $ 1 , 1 9 5 Uses Stock Consideration to Target $ 8 90 Fees & Expenses $35 Existing Debt Repayment $35 Remaining Cash (Balance Sheet) $235 Total Uses of Funds $ 1 , 1 9 5 49

Key Points Manscaped Œ shares similar characteristics to leading high - growth lifestyle brands and personal care product brands Market - leading brands, permanently changing consumers’ behavior Authentic brands with unwavering consumer loyalty, resulting in premium pricing Partial direct - to - consumer / subscription component High - Growth Lifestyle Brands 50 Beauty & Personal Care

1 0 .2% 1 4 . 6% 1 5 . 4% 1 5 . 7% 2 3 . 7% 3 1 .2% 3 4 . 7% 7 0 .2% 3 2 . 3% 5 7 . 4% 3 8 . 5% 5 8 . 6% 5 8 . 8% 4 0 . 9% 7 3 . 1% 5 9 .2% 3 8 . 4% 5 0 . 8% 5 6 . 9% 3 7 . 0% 5 7 . 9% 5 8 . 3% 3 7 . 8% 7 2 . 3% 5 8 . 7% 3 6 . 5% 4 8 . 5% 1 0 . 3% 1 3. 6% 1 6 . 4% 1 6 . 3% 2 8 . 0% 3 0 . 9% 3 2 . 1% 8 5 . 0% 3 1 . 5% 3 . 7% 4 . 6% 9 . 0% 1 0 . 9% 4 .2% 4 . 3% 7 . 9% 9 . 3 % Summary of Trading compa r abl e s ‘21E • ‘23E Revenue CAGR 2 02 2E Gross Margin 2 023E Gross Margin ‘22E • ‘23E Revenue Growth MEDIAN 1 9 . 7 % MEDIA N 6.1% MEDIA N 6.8% MEDIAN 6 9 . 7 % MEDIAN 5 8 . 0% 65.3% 4 4 . 9% 7 4 .2% 7 6 . 6% 63.4% 4 4 . 5% 7 4 . 0% 7 7 . 3 % MEDIAN 6 8 . 7 % MEDIAN 5 7 . 4 % MEDIAN 2 2 . 2% Source: Balance sheet data and securities information per public company filings; projections per Wall Street Equity Research and S&P Capital IQ as of 11/12/2021. Note: Medians exclude Manscaped figures. High - Growth Lifestyle Brands Beauty & Personal Care 51

2 . 0 x 5 . 5 x 6.0x 8 . 9 x 8 . 6 x 1 2 . 9 x 1 2 .2 x 1 6 .2 x 3 . 9 x 2 . 7 x 6 . 7 x 8 . 7 x 1 4 . 6 x 1 0 . 0 x 1 4 . 3 x 1 4 .2 x 2 1 . 7 x 5 . 3 x 1 .2 x 2 . 1 x 2 . 5 x 3 . 4 x 5 . 1 x 7 . 4 x 7 .2 x 1 1 . 9 x 2 . 0 x 1 . 6 x 2 . 8 x 3 . 1 x 4 . 9 x 5 .2 x 7 . 9 x 8 .2 x 1 2 . 9 x 2 . 6 x 6 .2 x 6 . 9 x 8 . 3 x 8 . 1 x 6 . 5 x 7 . 5 x 8 . 9 x 8 . 6 x 3 . 1 x 4 . 7 x 6 . 6 x 6 . 7 x Summary of Trading compa r abl e s Source: Balance sheet data and securities information per public company filings; projections per Wall Street Equity Research and S&P Capital IQ as of 11/12/2021. Note: Medians exclude Manscaped figures. TEV / 2022E Revenue TEV / 2022E Gross Pro f it TEV / 2023E Gross Pro f it TEV / 2023E Revenue MEDIAN 5 . 1 x MEDIAN 1 1 . 2 x MEDIA N 5.7x MEDIA N 5.3x MEDIA N 8.0x MEDIA N 7.5x MEDIAN 7 . 9 x 2 . 8 x 4 . 5 x 6 . 1 x 6 .2 x MEDIAN 3 . 8 x High - Growth Lifestyle Brands Beauty & Personal Care 52

# Opportunity Summary

## Category creator

We identified a massive white space that was unaddressed from a product and messaging standpoint

## Permission

Through groin care we've earned the right to take care of our customers from head to toe

## International

International markets mimic the US market and are ready to be unleashed

## M&A

We're already profitable! So proceeds will go towards accelerating growth and possibly M&A of synergistic brands

53 | MANSCAPED

54

Thank you ;) © 2021 Manscaped, Inc. — all rights reserved — unauthorized copying, sharing or distribution of copyrighted material is strictly prohibited by federal law

V. Appendix

Annual P&L (1) Paid Media represents marketing expenditure on various media and advertising platforms such as Ad platforms, podcasts, radio and blogs, in f luencers, publishers, OTT, etc. It does not include headcount expense. (2) Results shown are subject to f inal review with Audit Partner and SEC ($ in millions) 2019A 2020A 2021E 2022P 2023P Revenue $65.0 $210.7 $290.0 $386.0 $507.8 Revenue Growth % 223.9% 37.6% 33.1% 31.5% Gross Margin $38.1 $105.3 $140.4 $187.2 $258.0 Gross Margin % 58.9% 50.0% 48.4% 48.5% 50.8% Paid Media (1) 3 3 . 1 82.6 100.8 123.0 131.8 Paid Media % 50.9% 39.2% 34.8% 31.9% 26.0% Adjusted EBITDA (2) Adjusted EBITDA Margin % Adjusted EBITDA Growth % ($ 1 . 6) $ 4 . 8 $ 3 . 1 $ 7 . 0 $ 5 8. 8 - 2 .5% 2 . 3% 1 . 1% 1 . 8% 1 1 . 6 % NM - 3 6 . 0% 12 5 . 8% 73 9. 9%

($ in millions) 2 0 1 9A 2 0 2 0A LTM Mar - 21 Net income (1) ($2 1 . 4) ($ 5 4 . 3) ( $6 0 . 9) Depreciation and amortization 0.0 0 . 1 0 . 1 Income taxes 0.0 1 . 6 1 . 1 Interest 0 . 5 0 . 3 1 . 1 Reported EBITDA ($ 2 0 . 9) ($ 52 . 3) ($ 5 8 . 7 ) Non - cash equity based compensation (2) $1 8 .2 $ 5 7 . 1 $ 6 8 .2 Cost on excessive chargebacks (3) - 0 . 1 0.6 Non - recurring transaction fees (4) 0.0 0 . 1 0 . 1 Reversal of capitalized internal wages (5) - ( 0 . 1) ( 0 . 1) Legal (6) 1 . 0 - - Adjustments $ 1 9 . 3 $ 5 7 .2 $ 6 8. 8 Adjusted EBITDA ($ 1 . 6) $ 4 . 8 $1 0 . 1 EBIT D A Reconciliations (1) Results shown are subject to f inal review with Audit Partner and SEC (2) Equity based compensation awarded to employees has been excluded form EBITDA due to non - cash nature. (3) Excessive credit card chargebacks were incurred due to changing fraud monitoring vendor software. An estimate for associated product costs on transactions with $0 revenue, has been adjusted from EBITDA. (4) Non - recurring legal and accounting fees have been excluded from EBITDA (5) Internal wages capitalized in 2020 have been reversed to re f lect the ongoing cash cost within EBITDA. (6) Non - recurring legal charge has been removed from EBITDA.

# Manscaped™ and Bright Lights Team Biographies



### Paul Tran
Founder & CEO

PREVIOUS EXPERIENCE

Co-Founder of Dermaclara

Founder of WHIFF, Inc.

CEO of Xaveron



### Kevin Datoo
President

PREVIOUS EXPERIENCE

COO at Dollar Shave Club

SVP, News Digital Media Operations at News Corporation

VP M&A / Corporate Development at Fox Interactive Media



### Phillip Unthank
CFO

PREVIOUS EXPERIENCE

VP Finance & Accounting at Neil Patel Digital

Sr. Director of Finance & Accounting at Nixon

Senior Director of Finance at Websense



### Mike Mahan
CEO

PREVIOUS EXPERIENCE

Vice Chairman and CEO of Dick Clark productions

President of the TV Guide Network and tvguide.com



### Hahn Lee
CFO

PREVIOUS EXPERIENCE

EVP, Business Development & Strategy for realtor.com

SVP, Corporation Development & Strategy and Head of Financial Planning & Analysis, TV Guide



### Allen Shapiro
Non-Executive Co-Chairman

PREVIOUS EXPERIENCE

Co-Managing Partner of Celebrands, LLC

Chairman of TV Guide

Co-Founded Mosaic Media Group



### John Howard
Non-Executive Co-Chairman

PREVIOUS EXPERIENCE

Co-Managing Partner of Celebrands, LLC

Co-Managing Partner of Irving Place Capital

Founded Bear Stearns Merchant Banking Group

59 | MANSCAPED

Peter Guber Independent Director EXPERIENCE Chairman and CEO of Mandalay Entertainment Chairman and CEO of Sony Pictures Entertainment Owner of the Golden State Warriors and Los Angeles Dodgers Network and tvguide.com Mark Shapiro Independent Director EXPERIENCE President of Endeavor Co - President of WME - IMG CEO of dick clark productions CEO and President of Six Flags Ciara Wilson Independent Director EXPERIENCE Grammy Award - winning singer, songwriter, dancer and entertainer Signed with Warner Bros. Records Global Brand Ambassador for Revlon Part - Owner of Seattle Sounders Football Club Selena Kalvaria Independent Director EXPERIENCE Chief Marketing Of f icer at Away Senior Director and Senior Brand Manager at Anheuser - Busch Associate Brand Manager at Diageo 60

# Risk factors

Unless otherwise stated or the context otherwise requires, all references to "we," "us" or the "Company" prior to consummation of the business combination (the "Business Combination") refer to Manscaped Holdings, LLC and its subsidiaries, and following the consummation of the Business Combination described herein, refer to the combined entities of Manscaped Holdings, LLC and its subsidiaries and Bright Lights Acquisition Corp. ("Bright Lights"). We have identified the following risks and uncertainties that may have a material adverse effect on our business, financial condition, results of operations or reputation. The risks described below are not the only risks we face. Additional risks not presently known to us or that we currently believe are not material may also significantly affect our business, financial condition, results of operations or reputation. Our business could be harmed by any of these risks. In making your decision to invest in the Company, you have relied solely upon independent investigation made by you. You acknowledge that you are not relying upon, and have not relied upon, any of the following summary of risks or any other statement, representation or warranty made by any person, firm or corporation, other than the statements, representations and warranties of the Company explicitly contained in any subscription agreement you enter into in connection with an investment in the Company (an "Investment") or any Investor Presentation prepared in connection with such Investment. You have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an Investment in the Company, and you have sought such accounting, legal and tax advice as you have considered necessary to make an informed investment decision. The list below is qualified in its entirety by disclosures contained in future documents filed or furnished by the Company, or by third parties, including Bright Lights, with respect to the Company, with the United States Securities and Exchange Commission (the "SEC"), including the documents filed or furnished in connection with the proposed transactions between the Company and Bright Lights. All information provided in this summary of risks is as of the date hereof and the Company undertakes no duty to update this information except as required by law. The risks presented in such filings will be consistent with those that would be required for a public company in its SEC filings, including with respect to the business and securities of the Company and Bright Lights and the proposed transactions between the Company and Bright Lights, and may differ significantly from, and be more extensive than, those presented below.

**Risks Related to the Company's Business and Industry**

The COVID-19 pandemic has had and may continue to have, and other public health crises or epidemics could in the future have, a material adverse impact on our business, operations, financial condition, liquidity and results of operations.

Reductions in discretionary consumer spending, including as a result of global and regional economic downturns, could have an adverse effect on our business, financial condition and results of operations.

If we do not effectively maintain and further develop our relationships with retail customers and distributors, our business, financial condition and results of operations could be harmed. If our retailers and distributors fail to promote our products and services actively and effectively, or if they implement operational decisions that are inconsistent with our interests, our future growth and results of operations may suffer.

We were dependent on one retailer for approximately 83% of our retail sales in 2020. If our relationship with that particular retailer is harmed, it could have an adverse effect on our business, financial condition and results of operations.

We depend upon third-party manufacturers, and if our relationship with any of them is harmed or if they encounter difficulties in their manufacturing processes, we could experience product defects, production delays, unplanned costs or higher product costs, or the inability to fulfill orders on a timely basis, any of which could adversely affect our business, financial condition and results of operations.

Damage to our brand reputation could have a material adverse effect on our business, financial condition and results of operations.

We have limited operating results and our operating results may fluctuate from quarter to quarter and year to year due to the seasonality of our business and the timing of new product releases.

We are subject to risks from unanticipated business disruptions.

Our success is critically dependent on the efforts and dedication of our officers and other employees, and the loss of one or more key employees, or our inability to attract and retain qualified personnel could adversely affect our business.

A failure to comply with laws and regulations relating to privacy and the protection of data, both domestic and international, relating to individuals and certain audiences may result in negative publicity, claims, investigations and litigation, and adversely affect our financial performance.

We could be subject to future product liability suits or product recalls which could have a significant adverse effect on our business, financial condition and results of operations.

Our success and ability to maintain and grow our business depend on our ability to execute our business strategy, along with a number of factors which are outside of our control.

We cannot assure you that we will be able to design and develop products that will be popular with consumers, or that we will be able to maintain the popularity of successful products. A sustained decline in demand for our products could adversely impact our business, financial condition and results of operations.

Our industry is intensely competitive and subject to rapid changes, including technological changes, which may materially and adversely affect our revenues and profitability. If we are unable to compete effectively with existing or new competitors, our sales, market share and profitability could decline.

Our businesses are subject to risks associated with doing business outside of the United States.

Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen.

Failure to adequately protect the confidentiality of our trade secrets, know-how, proprietary applications, business processes and other proprietary information could adversely affect the value of our technology and products.

Our indebtedness could adversely affect our financial health and competitive position.

Our strategy to grow international sales may also increase our marketing spend. Our failure to obtain new consumers or manage unique challenges in new international markets could have an adverse effect on our business, financial condition, results of operations and prospects.

61 | MANSCAPED

# Risk factors

**Risks Related to the Business Combination and Bright Lights**

Bright Lights' sponsor and each director and officer of Bright Lights have agreed to vote in favor of the Business Combination, regardless of how Bright Lights' public stockholders vote.

Bright Lights' board has not obtained and does not currently intend to obtain a third-party valuation or financial opinion in determining whether to proceed with the Business Combination.

Since the sponsor of Bright Lights and each of the directors and executive officers of Bright Lights have interests that are different, or in addition to (and which may conflict with), the interests of its stockholders, a conflict of interest may exist in determining whether the Business Combination with the Company is appropriate. Such interests include that such persons will lose their entire investment if the Business Combination is not completed.

We and Bright Lights will incur significant transaction and transition costs in connection with the Business Combination.

The announcement of the proposed Business Combination could disrupt the Company's relationships with its customers, suppliers, business partners and others, as well as its operating results and business generally.

Bright Lights' sponsor may elect to purchase shares or warrants from public stockholders prior to the consummation of the Business Combination, which may influence the vote on the Business Combination and reduce the public "float" of its securities.

Future resales of common stock after the consummation of the Business Combination may cause the market price of the Company's securities to drop significantly, even if the Company's business is doing well.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for the parties to effectuate the Business Combination, require substantial financial and management resources and increase the time and costs of completing a Business Combination.

The public stockholders of Bright Lights will experience immediate dilution as a consequence of (i) the issuance of common stock as consideration in the Business Combination, (ii) the private placement and (iii) due to future issuances pursuant to the Company's equity plan(s).

The ability of Bright Lights' stockholders to exercise redemption rights with respect to a large number of outstanding Bright Lights Class A common stock could increase the probability that the Business Combination will not occur.

The Business Combination is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all.

Current Bright Lights stockholders will own a smaller proportion of the post-closing company than they currently own. In addition, following the closing of the Business Combination, the Company may issue additional shares or other equity securities without the approval of its stockholders, which would further dilute their ownership interests and may depress the market price of its shares.

Legal proceedings in connection with the Business Combination, the outcomes of which are uncertain, could delay or prevent the completion of the Business Combination.

Nasdaq may not list the Company's securities on its exchange, and the Company may not be able to comply with the continued listing standards of Nasdaq, which could limit investors' ability to make transactions in the Company's securities and subject it to additional trading restrictions.

**Risks Related to the Company Following the Business Combination**

The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business.

We will incur increased costs and obligations because of being a public company.

Our management team has limited experience managing a public company.

Upon completion of the Business Combination, we may be a "controlled company" within the meaning of the rules of Nasdaq, and, as a result, we may qualify for, and rely on, exemptions from certain corporate governance requirements. If we do qualify for and rely on these exemptions, you will not have the same protections as those afforded to stockholders of companies that are subject to such governance requirements.

If the Business Combination's benefits do not meet the expectations of investors or securities analysts, the market price of Bright Lights' securities or, following the closing, the Company's securities, may decline.

The warrants are accounted for as liabilities and the changes in value of the warrants could have a material effect on the Company's financial results.

If we fail to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results or report them in a timely manner.

**Additional Risks Related to Ownership of the Company's Common Stock Following the Business Combination**

The price of the Company's common stock and warrants may be volatile.

The Company does not intend to pay cash dividends for the foreseeable future.

The obligations associated with being a public company will involve significant expenses and will require significant resources and management attention, which may divert from the Company's business operations.

We are currently an emerging growth company within the meaning of the Securities Act, and to the extent we have taken advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

Provisions in our certificate of incorporation and Delaware law may inhibit a takeover, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation will provide, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit stockholders' ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

We may issue additional common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our common stock.

Our ability to meet expectations and projections in any research or reports published by securities or industry analysts, or a lack of coverage by securities or industry analysts, could result in a depressed market price and limited liquidity for our common stock.

The Company may be subject to securities litigation, which is expensive and could divert management attention from business operations.

**Risks Related to the Private Placement**

Our financial information provided to private placement investors is unaudited, does not conform to Regulation S-X or PCAOB standards and includes estimates of certain financial metrics adjusted to reflect PCAOB standards, and such information may not be included, may be adjusted or may be presented differently in filings made with the SEC.

62 | MANSCAPED